Exhibit (a)(5)(i)

WESTERN ASSET MIDDLE MARKET DEBT FUND INC.

ANNOUNCES PRELIMINARY RESULTS OF TENDER OFFER

Contact Information:

Media:

Maria Rosati

(212) 805-6036

mrosati@leggmason.com

Symbol: XWAMX

NEW YORK – (Business Wire) – July 30, 2015. Western Asset Middle Market Debt Fund Inc. (XWAMX) announced the expiration and preliminary results for its tender offer for up to 10% of the Fund’s outstanding shares of common stock (“Shares”). The tender offer expired at 5:00 p.m., New York City time, on July 29, 2015, and was conducted at a price equal to the Fund’s net asset value per Share as of 4:00 p.m., New York City time, on July 29, 2015. All Shares that were validly tendered and not withdrawn during the offering period have been accepted for payment.

The Fund has preliminarily accepted for payment approximately 12,447 Shares, which represents approximately 7.32% of its outstanding Shares. Shares that were not tendered remain outstanding.

Any questions about the tender offer can be directed to AST Fund Solutions LLC, the information agent for the tender offer, at (866) 416-0553.

THIS RELEASE IS NOT A PROSPECTUS, CIRCULAR OR REPRESENTATION INTENDED FOR USE IN THE PURCHASE OR SALE OF FUND SHARES. THIS PRESS RELEASE MAY CONTAIN STATEMENTS REGARDING PLANS AND EXPECTATIONS FOR THE FUTURE THAT CONSTITUTE FORWARD-LOOKING STATEMENTS WITHIN THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. ALL STATEMENTS OTHER THAN STATEMENTS OF HISTORICAL FACT ARE FORWARD-LOOKING AND CAN BE IDENTIFIED BY THE USE OF WORDS SUCH AS “MAY,” “WILL,” “EXPECT,” “ANTICIPATE,” “ESTIMATE,” “BELIEVE,” “CONTINUE” OR OTHER SIMILAR WORDS. SUCH FORWARD-LOOKING STATEMENTS ARE BASED ON THE FUND’S CURRENT PLANS AND EXPECTATIONS, AND ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE DESCRIBED IN THE FORWARD-LOOKING STATEMENTS. ADDITIONAL INFORMATION CONCERNING SUCH RISKS AND UNCERTAINTIES ARE CONTAINED IN THE FUND’S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION.

Western Asset Middle Market Debt Fund Inc., a non-diversified, closed-end management investment company, is managed by Legg Mason Partners Fund Advisor, LLC, a wholly-owned subsidiary of Legg Mason, Inc., and is sub-advised by Western Asset Management Company, an affiliate of the investment manager.

Contact the Fund at 1-888-777-0102 for additional information, or consult the Fund’s web site at www.lmcef.com. Data and commentary provided in this press release are for informational purposes only. Hard copies of the Fund’s complete audited financial statements are available free of charge upon request.